UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        March 9, 2009

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)
NEVADA
(State or other jurisdiction of incorporation)
001-32373	27-0099920
(Commission File Number)	(I.R.S. Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA	89109
(Address of principal executive offices)	(Zip Code)

(702) 414-1000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On March 12, 2009, the Board of Directors of Las Vegas Sands Corp. (the “Company”) elected Jeffrey H. Schwartz to the Board as a Class II director, whose term will expire in 2009. The Board also appointed Mr. Schwartz as a new member of its Audit Committee. There are no arrangements between Mr. Schwartz and any other person pursuant to which Mr. Schwartz was selected as a director, nor are there any transactions to which the Company or any of its subsidiaries is a party and in which Mr. Schwartz has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

On March 9, 2009, James L. Purcell resigned as a member of the Company’s Board of Directors and as a member of its Audit and Compensation Committees. In his resignation letter, Mr. Purcell stated that he disagreed with the board process leading up to the previously reported termination from the Company of William P. Weidner, its former President and Chief Operating Officer, and the appointment of Michael A. Leven to these positions. In the Company’s view, the process was proper and appropriate under the circumstances. A copy of Mr. Purcell’s letter is attached as Exhibit 99.1 to this report.

On March 13, 2009, the Company issued a press release, announcing Mr. Schwartz's appointment and Mr. Purcell's resignation.  The press release is attached as Exhibit 99.2 to this report and is incorporated by reference into this Item.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.
EXHIBIT NO.	DESCRIPTION
99.1	Letter, dated March 9, 2009, from James L. Purcell to Las Vegas Sands Corp.
99.2	Press Release, dated March 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 13, 2009

LAS VEGAS SANDS CORP.
By:	/s/ Kenneth J. Kay
Name: Kenneth J. Kay Title: Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
99.1	Letter, dated March 9, 2009, from James L. Purcell to Las Vegas Sands Corp.
99.2	Press Release, dated March 13, 2009.